UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2015
HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

(a)     An annual meeting of shareholders (“Annual Meeting”) of Healthwarehouse.com, Inc. (the “Company”) was held on October 16, 2015.

(b)     There were 37,570,383 shares of common stock of the Company entitled to one vote per share, 483,512 shares of Series B preferred stock of the Company entitled to 11.39 votes per share and 10,000 shares of Series C preferred stock of the Company entitled to one vote per share, which could be voted at the Annual Meeting, aggregating 43,087,585 votes eligible to be cast at the Annual Meeting. There were 21,039,077 shares of common stock, 217,298 shares of Series B preferred stock representing 2,475,024 votes and 0 shares of Series C preferred stock represented at the Annual Meeting by the holders thereof or by proxy, which shares constituted a quorum for purposes of the Annual Meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1.             Election of directors for a one-year term:

	FOR	WITHHELD	BROKER NON-VOTES

Lalit Dhadphale	11,998,750	6,865,736	4,647,525

Youssef Bennani	7,109,266	11,755,220	4,647,525

Joseph Savarino	7,109,296	11,755,190	4,647,525

Ambassador Ned L. Siegel	15,777,531	3,086,955	4,647,525

2.             To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

FOR	AGAINST	ABSTAIN

16,224,631	2,517,243	4,770,137

The nominees were elected as directors and the proposals to ratify Marcum LLP as the Company’s independent registered public accounting firm for 2015 were adopted by the shareholders of the Company at the Annual Meeting.

(c)     Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHWAREHOUSE.COM, INC.

Date: October 19, 2015	By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer